Exhibit 10.5

Certification of Termination of Agreement

The undersigned certify that the undersigned are the President of Kolobok Distribution Inc. (the “Kolobok”) and the President of Toucan Interactive Corp. (“Toucan”), respectively, and as such the undersigned are authorized to execute this Certificate on behalf of Kolobok and Toucan, respectively.

1.          Kolobok and Toucan entered into an Agreement for Internet Advertising Services on February 20, 2014 (the “Agreement”).

2.          The Agreement has been terminated in accordance with the terms of the Agreement as of April 22, 2016, and neither party has any claims against the other party that arise out of the Agreement and the transactions hereunder.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 22nd day of April, 2016.

Toucan Interactive Corp.

By:
Name:	Mikhail Bukschpan
Title:	President

KOLOBOK DISTRIBUTION INC.

By:
Name:	Dzabir Mamadov
Title:	President